No. 639153
編號

# COMPANIES ORDINANCE
(Chapter 32)
香港法例第32章
公司條例

# CERTIFICATE OF INCORPORATION
UNDER SECTION 305(1)

# 公司註冊證書
依據第305(1)條簽發

I hereby certify that
本人謹此證明

**POWER TELECOM LIMITED**

was incorporated in Hong Kong under the Companies Ordinance as a
根據公司條例於一九九八年三月十三日在
limited company on 13 March 1998.
香港註冊成為有限公司。

Issued by the undersigned on 09 December 1998.
本證書於一九九八年十二月九日簽發。

Edward Tam
for Registrar of Companies
Hong Kong
香港公司註冊處處長
(公司註册主任 譚德華 代行)